UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: August 29, 2005

(Date of earliest event reported)

LOUD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Washington	0-26524	91-1432133
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16220 Wood-Red Road, N.E.
Woodinville, Washington 98072

(Address of principal executive offices, including zip code)

(425) 892-6500

(Registrant’s telephone number, including area code)

(Former name or former address, if

changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 29, 2005, LOUD Technologies Inc. (the “Company”) completed a refinancing of its credit facilities with its U.S. lenders which were to mature in the first half of 2006,  including the $40 million revolving short-term demand credit facility obtained by the Company to finance the acquisition of St. Louis Music, Inc. in March 2005 (“Refinancing”).  The Refinancing is structured in two parts.  The first part consists of a $69,500,000 senior secured loan facility from Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (“Arranger”) consisting of (i) a $40,000,000 revolving loan facility, (ii) a $15,000,000 Term Loan A, and (iii) a $14,500,000 Term Loan B.  The second part consists of $14,750,000 in senior subordinated notes issued by the Company to OCM Mezzanine Fund, L.P. (“OCM”).   In connection with the second part of the Refinancing, the Company issued 257,732 shares of common stock of LOUD Technologies Inc. to OCM at a per share price of $2.91.  The material agreements relating to the Refinancing include the Credit Agreement, dated August 29, 2005, among the Company, St. Louis Music, Inc., the financial institutions or other entities from time to time parties thereto, the Arranger and ING CAPITAL LLC, as Syndication Agent (the “Credit Agreement”), and the Securities Purchase Agreement and Subordination Agreement, both dated August 29, 2005, among the Company, OCM and other parties thereto (the “Subordinated Note Agreement”).

The $29,500,000 million term loans under the Credit Agreement are each amortized quarterly.  The term loans bear interest at the Bloomberg’s prime rate or LIBOR, both plus a specified margin.  This rate for Term Loan A was 9% and Term Loan B was 9.5% at August 29, 2005.  The final Term Loan A principal payment is due August 29, 2010.  The final Term Loan B principal is due August 29, 2011.  Under the revolving line of credit, the Company can borrow up to $40,000,000 million, subject to certain restrictions, including available borrowing capacity.  Interest is due monthly or at the end of a LIBOR period (but in such case no greater than 3 months) and is based on Bloomberg’s prime rate or LIBOR, both plus a specified margin.  At August 29, 2005, the average interest rate was 9%.  The term loans and the line of credit are both secured by substantially all of the assets of the Company and its subsidiaries, and are both senior to other long-term debt.  The $14,750,000 million in senior subordinated notes issued to OCM is subordinate to all amounts due under the Credit Agreement and to any refinancing thereof.  Interest accrues on the senior subordinated notes at a rate of 14% and is due quarterly.  Of the 14% interest rate, up to two percent may be capitalized on each interest payment date.  The principal under the Senior Subordinated Note Agreements is due February 29, 2012.

The Company’s obligations under the Credit Agreement and the Subordinated Note Agreements are automatically accelerated upon certain bankruptcy or insolvency events, and may be accelerated upon the occurrence of other events of default under the Credit Agreement and the Subordinated Note Agreement, such as non-payment of principal, interest or fees when due, or failure to comply with affirmative and negative covenants, subject to any applicable grace periods.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

10.1        Credit Agreement, dated August 29, 2005, among LOUD Technologies Inc., St. Louis Music, Inc., the financial institutions or other entities from time to time parties thereto, each as a Lender, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Arranger, and ING CAPITAL LLC, as Syndication Agent.

10.2        Securities Purchase Agreement, dated August 29, 2005, among LOUD Technologies Inc., St. Louis Music, Inc., the other guarantors from time to time party thereto, and OCM Mezzanine Fund, L.P.

10.3        Subordination Agreement, dated August 29, 2005, among LOUD Technologies Inc., St. Louis Music, Inc. and certain of their subsidiaries, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent, and OCM Mezzanine Fund, L.P.

99.1        Press Release issued by LOUD Technologies Inc. dated September 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2005
LOUD Technologies Inc.

	By:	/s/ Timothy P. O’Neil
Timothy P. O’Neil
Chief Financial Officer, Vice President, Secretary and Treasurer

EXHIBIT INDEX

10.1        Credit Agreement, dated August 29, 2005, among LOUD Technologies Inc., St. Louis Music, Inc., the financial institutions or other entities from time to time parties thereto, each as a Lender, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Arranger, and ING CAPITAL LLC, as Syndication Agent.

10.2        Securities Purchase Agreement, dated August 29, 2005, among LOUD Technologies Inc., St. Louis Music, Inc., the other guarantors from time to time party thereto, and OCM Mezzanine Fund, L.P.

10.3        Subordination Agreement, dated August 29, 2005, among LOUD Technologies Inc., St. Louis Music, Inc. and certain of their subsidiaries, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent, and OCM Mezzanine Fund, L.P.

99.1        Press Release issued by LOUD Technologies Inc. dated September 2, 2005.